Exhibit 99.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

In connection with the quarterly report of Taylor Devices, Inc. (the "Company") on Form 10-QSB for the period ended February 28, 2003 to be filed with Securities and Exchange Commission on or about the date hereof (the "Report"), I, Douglas P. Taylor, Chief Executive Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

Date: April 11, 2003	By:	s/ Douglas P. Taylor
Douglas P. Taylor,
Chief Executive Officer